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                                                                   EXHIBIT 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to the Registration Statement of Eatertainment Inc. (name to be changed to Total Entertainment Restaurant Corp.) on Form S-1 of our report on Bailey's Sports Grille, Inc. dated March 11, 1997, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
May 13, 1997